SHAREHOLDER LETTER // SHAREHOLDER LETTER Q1 2025

Strong Financial Position Total Cash Position Surpasses $1B, Leading the Industry. Our Q1’25 capital raise further strengthened our balance sheet helping enable us to execute on early commercial deployment opportunities. Quarterly Spend On Target. Our Q1'25 spending landed within our guided range and included strategic investments to support the company's growth trajectory. 2 AI PARTNERSHIP WITH PALANTIR We have forged a foundational partnership with Palantir to build artificial intelligence for the future of next-gen aviation technologies. Our plans include the development of next-gen software utilizing AI to improve a range of aviation systems. NEW LAUNCH EDITION CUSTOMERS Last earnings we rolled out our “Launch Edition” program which aims to establish a pragmatic and repeatable playbook to deploy Midnight commercially to certain early adopter markets. During the quarter, we announced our first two customers: Abu Dhabi Aviation and Ethiopian Airlines. NYC AIR TAXI NETWORK WITH UNITED We recently hosted an event in NYC with United Airlines to share our plans to connect Manhattan with nearby airports using our Midnight aircraft, with the goal of allowing customers to replace one-to-two-hour drives with flights that take 5-15 minutes, potentially saving hours versus sitting in traffic. UNLOCK THE SKIES™ UAE LAUNCH ON TRACK We plan to deliver our first Midnight aircraft to the UAE in the coming months for its planned deployment later this year. To support these launch efforts, we recently secured design approval for the first hybrid heliport in the UAE located in Abu Dhabi.

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UAE LAUNCH ON TRACK

AIRCRAFT DELIVERY

First Midnight aircraft bound for the UAE in flight testing. Scheduled to be delivered in the coming months.



Archer Midnight pictured in the UAE

GOVERNMENT SUPPORT

Abu Dhabi Investment Office accelerating air taxi launch under UAE's Smart & Autonomous Systems Council.



Archer executives with His Highness Sheikh Zayed bin Hamdan, Chairman of 2PointZero, a subsidiary of UAE'S largest listed entity, IHC

REGULATORY PATHWAY

Partnership with UAE regulator, GCAA, to chart regulatory pathway for expedited launch of eVTOLs


SYMPOSIUM

Archer leadership in Abu Dhabi with His Excellency Mohamed Saif Al Suwaidi, Director General of the UAE General Civil Aviation Authority

OPERATING PARTNER

First *Launch Edition* customer, Abu Dhabi Aviation, to integrate Midnight into existing air taxi operations


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Signing ceremony with first "Launch Edition" customer, Abu Dhabi Aviation Chairman His Excellency Nader Ahmed Al Hammadi

PILOT TRAINING

Midnight simulator delivered to Etihad Aviation Training, with initial training of pilots underway



Pilot training session at Etihad headquarters between Archer, Abu Dhabi Aviation pilots, and Etihad Aviation Training staff

LAUNCH INFRASTRUCTURE

UAE's first hybrid heliport conversion approved by the GCAA, on track to be electrified later this year



Rendering of future hybrid vertiport at Abu Dhabi Cruise Terminal

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N302AX

NEW LAUNCH EDITION CUSTOMERS

We announced the Launch Edition program in February 2025 in an effort to create a scalable commercialization framework for safely deploying aircraft in early adopter markets, enabling the company to demonstrate the capabilities of its Midnight aircraft, drive public acceptance, build operational experience and generate early revenue.

ADA

Abu Dhabi Aviation (ADA) was our first Launch Edition customer and has plans to utilize our Midnight aircraft in the UAE later this year.

In addition to the aircraft, we plan to provide ADA with a team of pilots, technicians and engineers to support their early operations, helping ensure a safe and efficient deployment.

Ethiopian

Ethiopian Airlines, Africa's largest air carrier and Star Alliance member, is our second customer under our Launch Edition program.

While the two companies will primarily focus on developing an air taxi network in the region, we will also explore other use cases, including eco-tourism. Similarly to ADA, we are planning to provide Ethiopian Airlines with a team of pilots, technicians, and engineers to support the initial deployment of these early aircraft.

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AI PARTNERSHIP WITH PALANTIR – For decades, the aviation industry has made only incremental improvements, constrained by legacy technology and a dominant duopoly in commercial aviation. With the rapid acceleration of AI, as well as breakthroughs in distributed electric propulsion, the industry is now poised for change. – In March, we forged a strategic partnership with Palantir today to build the AI foundation for the future of next-gen aviation technologies. – We plan to initially leverage Palantir’s Foundry and AIP to support the scaling of our aircraft manufacturing capabilities. – In parallel we will work to develop software for the next-gen of critical aviation systems, including movement control and route planning. 5 UNLOCK THE SKIES™

NYC AIR TAXI NETWORK WITH UNITED – Our shared vision is to connect Manhattan using our Midnight aircraft to dramatically reduce travel times compared to traditional ground transportation and helping avoid the city's notorious traffic. – Passengers would book Archer flights as a complement to traditional airline travel. – The network is designed to include vertiports at existing aviation assets around the region, including both airports and NYC helipads. – United previously placed an order for a fleet of Archer’s Midnight aircraft and has remained a long-time investor in the company. SoFi Stadium 6 UNLOCK THE SKIES™ At United, our focus is on driving innovation, reimagining the future of air travel and enhancing the customer experience every step of the journey,” said Andrew Chang, Head of United Airlines Ventures. “Our strategic collaboration with Archer will be key to our efforts to build and optimize the infrastructure – such as real estate development, air space management, and safety and security protocols – necessary to bring advanced air mobility to our customers.” “ ANDREW CHANG HEAD OF UNITED AIRLINES VENTURES

7 MEASURING OUR CERTIFICATION PROGRESS As discussed before, we are largely focused on the fourth and final phase of the certification program and have received FAA approval for ~15% of the compliance verification documents The FAA has now aligned industry standards addressing total propulsion loss [AM1.2105(g)], and these clarified standards were as we expected and do not result in any necessary modifications to Midnight’s design. As we transition into piloted flight and prepare for formal TIA testing, expect a marked acceleration of compliance validation with both the FAA and GCAA regulatory bodies. Last year we successfully demonstrated Midnight’s ability to safely complete a test flight with a complete shutdown of one of the engines, showcasing the redundancy we get from our proprietary 12 tilt 6 configuration. The photo below is from this test, where the aircraft performed flawlessly executing a smooth transition and landing without power to the outermost tilt engine, exactly as designed. The safe and successful testing of Midnight is what gives us confidence in our path ahead on early deployments and FAA certification. UNLOCK THE SKIES™ * Photo above is from a Midnight test from last year during which the aircraft performed a transition and vertical landing without power to the right outermost tilt engine.

MAY 19-22 MAKE IT IN EMIRATES Abu Dhabi, UAE JUNE 16-22 PARIS AIR SHOW Paris, France JULY 5 -15 WORLD EXPO Osaka, Japan UPCOMING EVENTS // TIME 2 PM PT (5 PM ET) WEBCAST Accessible via our IR website (investors.archer.com) CONFERENCE 404-975-4839 (domestic) CALL +1 833-470-1428 (international) Access code: 250266 TODAY’S WEBCAST & CONFERENCE CALL DETAILS // 8 UNLOCK THE SKIES™

9 UNLOCK THE SKIES™ The Fleet Of The Future With United

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Q1 2025 Financial Review

We reference several non-GAAP metrics in the financial discussion that follows. Unless otherwise noted or defined, our non-GAAP metrics are calculated by starting with the equivalent GAAP metric and subtracting non-cash stock-based compensation, non-cash warrant expenses, changes in fair value of warrants and expense taken in connection with the Boeing Wisk Agreements (as defined below). We believe these adjustments are appropriate to enhance the overall understanding of our underlying financial and operational performance.

SUMMARY FINANCIALS

(In millions; unaudited)

	THREE MONTHS ENDED		
	MAR 31, 2025	DEC 31, 2024	MAR 31, 2024
TOTAL OPERATING EXPENSES[(1)]	$ 144.0	$ 124.2	$ 142.2
NET LOSS[(1)]	(93.4)	(198.1)	(116.5)
NON-GAAP TOTAL OPERATING EXPENSES[(2)(3)]	113.1	98.3	89.1
ADJUSTED EBITDA[(3)(4)]	(109.0)	(94.8)	(86.8)
CASH, CASH EQUIVALENTS	1,030.4	834.5	405.8

1) Amounts reflect charges related to the technology and dispute resolution agreements (the "Boeing Wisk Agreements") reached on August 10, 2023, between us, Wisk Aero LLC and the Boeing Company.
2) Non-GAAP total operating expenses is a financial measure adjusting total operating expenses for warrant expenses, stock-based compensation, and expense related to the Boeing Wisk Agreements.
3) A reconciliation of non-GAAP financial measures to the most comparable GAAP measures is provided below in the section titled "GAAP to Non-GAAP Reconciliation".
4) Adjusted EBITDA is a financial measure adjusting net loss for other income (expense), net, interest income, net, income tax expense, depreciation and amortization expense, warrant expenses, stock-based compensation, and expense related to the Boeing Wisk Agreements.

CASH & LIQUIDITY

We ended the first quarter of 2025 with $1,030.4 million of cash and cash equivalents on our balance sheet and an additional $6.5 million of restricted cash. These ending cash balances represents the highest ever watermark for our quarter-end cash balances. Our first quarter of 2025 cash balances increased by $195.9 million from the fourth quarter of 2024, primarily due to the $301.8 million gross proceeds from the registered direct offering, partially offset by cash used in operations and investing.

For the first quarter of 2025, cash used in operating and investing activities was $104.6 million, which included approximately $4.6 million cash payment for the Georgia facility construction.

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12 TOTAL OPERATING EXPENSES Our first quarter 2025 total operating expenses represent investments required to achieve the key elements of our commercialization plan. We continued to invest in the design, development, test, certification and production activities for our aircraft. Further, we invested in several of our supply chain partners for non-recurring engineering costs as they work to establish capabilities to manufacture certain components and subsystems for our aircraft at scale, and made investments in the people and infrastructure required to scale our operations. Total GAAP operating expenses for the first quarter of 2025 were $144.0 million, which increased by $19.8 million from the fourth quarter of 2024, driven by investments in people-related spend to support our current phase of development, testing efforts and manufacturing scale up. Total GAAP operating expenses for the first quarter of 2025 increased by $1.8 million from the first quarter of 2024, primarily due to the investments we have made structurally in our people-related costs as mentioned above, offset partially by decreased stock-based compensation and the expense associated with the Boeing Wisk agreements, which were fully vested and exercised in 2024. Total non-GAAP operating expenses (which are GAAP operating expenses less stock-based compensation, warrant expenses and other one-time expenses, a reconciliation for which is provided in the financial statement section of this letter) for the first quarter of 2025 were $113.1 million, which increased by $14.8 million over the fourth quarter of 2024, and increased $24.0 million from the first quarter of 2024, primarily due to the investments made in people-related costs as mentioned above. NET LOSS AND ADJUSTED EBITDA Net loss for the first quarter of 2025 was $93.4 million, which decreased by $104.7 million from the fourth quarter of 2024, primarily due to the non-cash increase in other income, net driven by the change in fair value of warrant liability offset partially by increasing total operating expenses due to the investment in people-related spend. Net loss for the first quarter of 2025 decreased by $23.1 million from the first quarter of 2024, primarily due to the non-cash increase in other income, net, offset partially by increasing total operating expenses as mentioned above. For the first quarter of 2025, adjusted EBITDA was a loss of $109.0 million, an increase of $14.2 million from the fourth quarter of 2024, as we continued to execute to our aircraft program development milestones and manufacturing ramp. Adjusted EBITDA loss increased by $22.2 million from the first quarter of 2024 primarily due to the investments we have made structurally in people-related spend to support our current phase of development, testing efforts and manufacturing scale up, as well as increased spend with our suppliers for the non-recurring engineering costs and aircraft components necessary as we build and test additional aircrafts and components. Q2 2025 FINANCIAL ESTIMATES We anticipate Adjusted EBITDA to be a loss of $100 million to $120 million for the second quarter of 2025. We have not reconciled our Adjusted EBITDA estimates because certain items that impact non-GAAP metrics are uncertain or out of our control and cannot be reasonably predicted. In particular, stock-based compensation expense is impacted by the future fair market value of our common stock and other factors, all of which are difficult to predict, subject to frequent change, or not within our control. The actual amount of these expenses during 2025 will have a significant impact on our future GAAP financial results. Accordingly, a reconciliation of non-GAAP metrics is not available without unreasonable effort. UNLOCK THE SKIES™

ARCHER AVIATION INC. CONSOLIDATED BALANCE SHEETS (In millions, except share and per share data; unaudited) 13 MAR 31, 2025 DEC 31, 2024 Assets Current assets Cash and cash equivalents $ 1,030.4 $ 834.5 Restricted cash 6.5 6.8 Prepaid expenses 22.3 12.5 Other current assets 5.8 4.6 Total current assets 1,065.0 858.4 Property and equipment, net 132.1 126.8 Intangible assets, net 0.3 0.3 Right-of-use assets 7.6 8.1 Other long-term assets 9.6 7.6 Total assets $ 1,214.6 $ 1,001.2 Liabilities and Stockholders’ Equity Current liabilities Accounts payable $ 14.8 $ 14.6 Current portion of lease liabilities 4.0 3.7 Accrued expenses and other current liabilities 48.6 52.8 Total current liabilities 67.4 71.1 Notes payable 64.1 64.0 Lease liabilities, net of current portion 10.2 11.3 Warrant liabilities 47.7 89.4 Other long-term liabilities 13.9 12.8 Total liabilities 203.3 248.6 Stockholders’ equity Preferred stock, $0.0001 par value; 10,000,000 shares authorized; no shares issued and outstanding as of March 31, 2025 and December 31, 2024 - - Class A common stock, $0.0001 par value; 1,400,000,000 shares authorized; 548,881,477 and 503,777,464 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively 0.1 0.1 Class B common stock, $0.0001 par value; 300,000,000 shares authorized; no shares issued and outstanding as of March 31, 2025 and December 31, 2024 - - Additional paid-in capital 2,790.4 2,438.4 Accumulated deficit (1,779.0) (1,685.6) Accumulated other comprehensive loss (0.2) (0.3) Total stockholders’ equity 1,011.3 752.6 Total liabilities and stockholders’ equity $ 1,214.6 $ 1,001.2 UNLOCK THE SKIES™

ARCHER AVIATION INC. CONSOLIDATED STATEMENTS OF OPERATIONS (In millions, except share and per share data; unaudited) 14 THREE MONTHS ENDED MARCH 31, 2025 2024 Operating expenses Research and development $ 103.7 $ 83.5 General and administrative 40.3 58.7 Total operating expenses 144.0 142.2 Loss from operations (144.0) (142.2) Other income, net 42.0 20.6 Interest income, net 8.7 5.3 Loss before income taxes (93.3) (116.3) Income tax expense (0.1) (0.2) Net loss $ (93.4) $ (116.5) Net loss per share, basic and diluted $ (0.17) $ (0.36) Weighted-average shares outstanding, basic and diluted 540,427,085 320,256,596 UNLOCK THE SKIES™

ARCHER AVIATION INC. CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (In millions; unaudited) 15 THREE MONTHS ENDED MARCH 31, 2025 2024 Cash flows from operating activities Net loss $ (93.4) $ (116.5) Adjustments to reconcile net loss to net cash used in operating activities: Depreciation and amortization expense 4.1 2.3 Stock-based compensation 30.1 40.7 Change in fair value of warrant liabilities (41.7) (20.8) Non-cash lease expense 0.8 0.7 Research and development warrant expense 0.8 2.1 Technology and dispute resolution agreements expense - 5.6 Changes in operating assets and liabilities: Prepaid expenses (1.6) 0.2 Other current assets (1.2) (1.1) Other long-term assets (1.7) (0.6) Accounts payable 0.5 - Accrued expenses and other current liabilities 8.1 1.7 Operating lease right-of-use assets and lease liabilities, net (1.0) (0.8) Other long-term liabilities 1.6 - Net cash used in operating activities (94.6) (86.5) Cash flows from investing activities Purchase of property and equipment (10.0) (17.3) Net cash used in investing activities (10.0) (17.3) Cash flows from financing activities Proceeds from issuance of debt - 11.0 Payment of debt issuance costs - (0.1) Net proceeds from financing and issuance of common stock 300.2 33.9 Net cash provided by financing activities 300.2 44.8 Net increase (decrease) in cash, cash equivalents, and restricted cash 195.6 (59.0) Cash, cash equivalents, and restricted cash, beginning of period 841.3 471.5 Cash, cash equivalents, and restricted cash, end of period $ 1,036.9 $ 412.5 UNLOCK THE SKIES™

GAAP to Non-GAAP Reconciliation A reconciliation of total operating expenses to non-GAAP total operating expenses for the three months ended March 31, 2025, December 31, 2024, and March 31, 2024, respectively, are set forth below. RECONCILIATION OF OPERATING EXPENSES (In millions; unaudited) 1) Amounts include non-cash warrant costs, classified as research and development expenses, for the warrants issued to Stellantis N.V. and its subsidiaries (“Stellantis”) in connection with certain services they are providing to the Company. 2) Amounts include stock-based compensation for options and restricted stock units issued to both employees and non-employees, including the grant issued to our founder in connection with the closing of the business combination. 3) Amounts reflect charges relating to the Boeing Wisk Agreements. 16 THREE MONTHS ENDED MAR 31, 2025 DEC 31, 2024 MAR 31, 2024 TOTAL OPERATING EXPENSES $ 144.0 $ 124.2 $ 142.2 Adjusted to exclude the following: Stellantis warrant expense (1) (0.8) (2.0) (2.1) Stock-based compensation (2) (30.1) (23.9) (40.7) Technology and dispute resolution agreements (3) - - (10.3) NON-GAAP TOTAL OPERATING EXPENSES $ 113.1 $ 98.3 $ 89.1 UNLOCK THE SKIES™

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GAAP to Non-GAAP Reconciliation (cont.)

A reconciliation of net loss to Adjusted EBITDA for the three months ended March 31, 2025, December 31, 2024, and March 31, 2024, respectively, are set forth below.

RECONCILIATION OF ADJUSTED EBITDA
(In millions; unaudited)

	THREE MONTHS ENDED		
	MAR 31, 2025	DEC 31, 2024	MAR 31, 2024
NET LOSS	$ (93.4)	$ (198.1)	$ (116.5)
Adjusted to exclude the following:			
Other (income) expense, net [1]	(42.0)	80.1	(20.6)
Interest income,net	(8.7)	(6.0)	(5.3)
Income tax expense	0.1	(0.2)	0.2
Depreciation and amortization expense	4.1	3.5	2.3
Stellantis warrant expense [2]	0.8	2.0	2.1
Stock-based compensation [3]	30.1	23.9	40.7
Technology and dispute resolution agreements[4]	-	-	10.3
ADJUSTED EBITDA	**$ (109.0)**	**$ (94.8)**	**$ (86.8)**

1) Amounts include changes in fair value of the public and private warrants, which are classified as warrant liabilities.
2) Amounts include non-cash warrant costs, classified as research and development expenses, for the warrants issued to Stellantis in connection with certain services they are providing to the Company.
3) Amounts include stock-based compensation for options and restricted stock units issued to both employees and non-employees, including the grant issued to our founder in connection with the closing of the business combination.
4) Amounts reflect charges related to the Boeing Wisk Agreements.

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18 GAAP to Non-GAAP Reconciliation (cont.) NON-GAAP FINANCIAL MEASURES To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use a number of non-GAAP financial measures to help us in analyzing and assessing our overall business performance, for making operating decisions and for forecasting and planning future periods. We consider the use of non-GAAP financial measures helpful in assessing our current financial performance, ongoing operations and prospects for the future as well as understanding financial and business trends relating to our financial condition and results of operations. While we use non-GAAP financial measures as a tool to enhance our understanding of certain aspects of our financial performance and to provide incremental insight into the underlying factors and trends affecting our performance, we do not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides useful supplemental data that, while not a substitute for GAAP financial measures, can offer insight in the review of our financial and operational performance and enables investors to more fully understand trends in our current and future performance. In assessing our business during the quarter ended March 31, 2025, we excluded items in the following general categories from one or more of our non-GAAP financial measures, certain of which are described below: – STOCK-BASED COMPENSATION EXPENSE We believe that providing non-GAAP measures excluding stock-based compensation expense, in addition to the GAAP measures, allows for better comparability of our financial results from period to period. We prepare and maintain our budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure. Further, companies use a variety of types of equity awards as well as a variety of methodologies, assumptions and estimates to determine stock-based compensation expense. We believe that excluding stock-based compensation expenses enhances our ability and the ability of investors to understand the impact of non-cash stock-based compensation on our operating results and to compare our results against the results of other companies. – WARRANT EXPENSE & GAINS OR LOSSES FROM REVALUATION OF WARRANTS Expense from our common stock warrants issued to Stellantis, which is recurring (but non-cash) and gains or losses from change in fair value of public and private warrants from revaluation will be reflected in our financial results for the foreseeable future. We exclude warrant expense and gains or losses from change in fair value for similar reasons to our stock-based compensation expense. Each of the non-GAAP financial measures presented in this letter to shareholders should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP and are presented for supplemental informational purposes only. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures have no standardized meaning prescribed by GAAP and are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and may be reflected in our financial results for the foreseeable future. In addition, the non-GAAP measures we use may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information in the reconciliation included in this letter to shareholders regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, we evaluate the non-GAAP financial measures together with the most directly comparable GAAP financial information. Investors are encouraged to review the reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures included in this letter to shareholders. UNLOCK THE SKIES™

19 Forward-Looking Statements & Disclaimers This shareholder letter includes forward-looking statements. These statements include, but are not limited to, statements regarding our future performance and our market opportunity, including expected financial results for the second quarter of fiscal year 2025, our business strategy and plans, aircraft performance, the design and target specifications of our aircraft, the design of our manufacturing and automation processes, the production timeline, ramp-up and production volume of our manufacturing facilities, the pace at which we intend to design, develop, certify, conduct test flights, manufacture and commercialize our planned eVTOL aircraft, operational goals with respect to the timing of the launch of our commercial operations, the rate of scaling aircraft production and operating margins, the buildout and deployment of our UAM network, our ability to produce aircraft on our anticipated timeline to fulfill order demand, the design, development and implementation of vertiport infrastructure, the development, and projected market size of, the future urban air mobility market, its plans and anticipated benefits with respect to our strategic partnership with Palantir, projected demand for Archer’s aircraft and services, including our “Launch Edition” commercialization program and associated deployment of aircraft, amount and timing of revenue and cash payments, and the expected timeline for the receipt of regulatory certification from the FAA and international regulatory agencies. In addition, this shareholder letter refers to certain signed agreements that are conditioned on the future execution by the parties of additional binding definitive agreements incorporating the terms outlined in such signed agreements, which definitive agreements may not be completed or may contain different terms. Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date hereof, and are subject to risks and uncertainties. Accordingly, actual results could differ materially due to a variety of factors, including: the early stage nature of our business and our past and projected future losses; our ability to design, manufacture and deliver our aircraft; risks associated with indicative orders from certain third parties for our aircraft, which are subject to the satisfaction of certain conditions and/or further negotiation and reaching mutual agreement on certain material terms, and the risk that such parties cancel such orders or never place them; risks associated with being in the early stages of developing our defense program, and our inability to ensure that we will achieve some or any of the expected benefits of the program or that we will be successful in winning a bid to develop aircraft for the U.S. Department of Defense or any other military agency; risks associated with the expansion of our planned lines of business; risks associated with the current and future international expansion of our business and operations; our ability to realize the expected benefits of an autonomous aircraft development program, as well as the cost, timing and results of our development activities relating to autonomous aircraft; our ability to realize operating and financial results forecasts which rely in large part upon assumptions and analyses that we have developed; our ability to effectively market electric air transportation as a substitute for conventional methods of transportation, following receipt of governmental operating authority; our ability to compete effectively in the UAM and eVTOL industries; risks related to the operation of our UAM ecosystem in densely populated metropolitan areas and heavily regulated airports; our ability to obtain any required certifications, licenses, approvals, or authorizations from governmental authorities; our ability to achieve our business milestones, such as commencing the manufacturing of our aircraft and launching products and services, on anticipated timelines; our dependence on suppliers for the parts and components in our aircraft, which are subject to uncertainties that could affect our operating results, including tariffs or other trade restrictions; our ability to ramp up to commercial-scale manufacturing capabilities; regulatory requirements and other obstacles outside of our control that slow market adoption of electric aircraft, such as the inability to obtain and maintain adequate vertiport infrastructure; our ability to attract, integrate, manage, train and retain qualified personnel and key employees; natural disasters, outbreaks and pandemics, economic, social, weather, growth constraints and regulatory conditions or other circumstances affecting metropolitan areas; the potential for losses and adverse publicity stemming from any accidents involving small aircraft, helicopters or charter flights, and in particular from accidents involving electric aircraft or lithium-ion battery cells, or test flights of our prototype eVTOL aircraft; risks associated with indexed price escalation clauses in aircraft contracts, which could subject us to losses if we have cost overruns or if increases in costs exceed the applicable escalation rate; our ability to address a wide variety of extensive UNLOCK THE SKIES™

20 Forward-Looking Statements & Disclaimers (cont.) and evolving laws and regulations, including data privacy and security laws; our ability to protect our intellectual property rights from unauthorized use by third parties; our ability to obtain additional capital to pursue our business objectives and respond to business opportunities, challenges or unforeseen circumstances; cybersecurity risks to our various systems and software. The indicative operational goals referenced in this document reflect numerous estimates and assumptions with respect to general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to the our business, all of which are difficult to predict and many of which are beyond the our control including, among other things, the timing of the receipt of required certifications, licenses, approvals or authorizations from governmental authorities, the ramping up of manufacturing at the manufacturing facility in Georgia, the actual price paid per vehicle, and the costs of manufacturing the aircraft, consumer demand for our aircraft and the other matters described above. These operational goals should not be relied upon as being indicative of future economic performance or results. The inclusion of the operational goals in this document is not an admission or representation that such information is material. The assumptions and estimates underlying the operational goals are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual operating results to differ materially from those presented. There can be no assurance that these goals are indicative of our future performance or that actual results will not differ materially from those presented in the operational goals. Inclusion of the operational goals in this document should not be regarded as a representation by any person that the operational goals will be achieved. The information concerning our operational goals is subjective in many respects and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. Additional risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in our filings with the Securities and Exchange Commission (“SEC”), including our most recent Annual Report on Form 10-K, which is or will be available on our investor relations website at http://investors.archer.com and on the SEC website at www.sec.gov. All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this shareholder letter or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on forward-looking statements. UNLOCK THE SKIES™